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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 27, 2000, on the consolidated financial statements and financial statement schedule of Aerial Communications, Inc. and Subsidiaries (the "Company"), included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, File No. 333-10199, File No. 333-06471, File No. 333-10201, File No.
333-26429, File No. 333-67461, File No. 333-51561, File No. 333-76459 and
File No. 333-32743.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 22, 2000